EXHIBIT 3.1

             THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                 TURBOWORX, INC.

           (Duly Adopted Pursuant to Sections 228, 242 and 245 of the
                      General Corporation Law of Delaware)

               (Originally incorporated under TurboGenomics, Inc.)

         TurboWorx, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

         FIRST: The name of the corporation is TurboWorx, Inc. (the "CORPORATION"). The Corporation was incorporated upon the filing of its original certificate of incorporation with the Secretary of State of the State of Delaware on March 28, 2000. The Certificate of Incorporation was amended upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware on September 6, 2002. The Certificate of Incorporation amended and restated upon the filing of an Amended and Restated Certificate of Incorporation with the Secretary of the State of the State of Delaware on March 28, 2003 and was further amended and restated upon the filing of a Second Amended and Restated Certificate of Incorporation with the Secretary of the State of the State of Delaware on April 11, 2003.

         SECOND: This Third Amended and Restated Certificate of Incorporation amends and restates the provisions of the Certificate of Incorporation of said Corporation and has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

         THIRD: This Third Amended and Restated Certificate of Incorporation shall become effective immediately upon its filing with the Secretary of State of the State of Delaware (the "EFFECTIVE DATE").

         FOURTH: That the Certificate of Incorporation of this Corporation be amended and restated in its entirety to read as follows:


                                    ARTICLE I
                                      NAME

      The name of the Corporation is TurboWorx, Inc.

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                                   ARTICLE II
                           REGISTERED OFFICE AND AGENT

       The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, County of New Castle, Wilmington, DE 19808 and the name of the registered agent is Corporation Service Company.


                                   ARTICLE III
                               PURPOSE AND POWERS

         The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                   ARTICLE IV
                                  CAPITAL STOCK

         Effective upon the Effective Date, each share of Common Stock of the Corporation , par value of $0.001 per share (the "COMMON STOCK"), issued or outstanding or held in the treasury of the Corporation immediately prior to the Effective Date (the "OLD COMMON STOCK") shall automatically be combined (the "COMMON STOCK COMBINATION") into 0.20 shares of Common Stock of the Corporation, par value of $0.001 per share (the "NEW COMMON STOCK"), without any further action by the holders of such shares of Old Common Stock, including whether or not certificates representing such shares of Old Common Stock are surrendered to the Corporation or its transfer agent. Fractional shares which result from the Common Stock Combination and any fractional share of New Common Stock that would be deemed to be held of record by any holder of New Common Stock upon the Common Stock Combination shall be recorded as such on the books of the Corporation. Each stock certificate representing shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been combined; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled.

         Effective upon the Effective Date, each share of Series A Preferred Stock of the Corporation, par value of $0.001 per share, (the "SERIES A
PREFERRED STOCK"), issued or outstanding or held in the treasury of the Corporation immediately prior to the Effective Date (the "OLD PREFERRED STOCK") shall automatically be combined (the "PREFERRED STOCK COMBINATION") into 0.20 shares of Series A Preferred Stock of the Corporation, par value of $0.001 per share (the "NEW PREFERRED STOCK"), without any further action by the holders of such shares of Old Preferred Stock, including whether or not certificates representing such shares of Old Preferred Stock are surrendered to the Corporation or its transfer agent. Fractional shares which result from the Preferred Stock Combination and any fractional share of New Preferred Stock that would be deemed to be held of record by any holder of New Preferred Stock upon the Preferred Stock Combination shall be recorded as such on the books of the Corporation.. Each stock certificate representing shares of Old Preferred Stock shall thereafter represent that number of shares of New Preferred Stock into which the shares of Old Preferred Stock represented by such certificate shall have been combined; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Preferred Stock shall receive,



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upon  surrender  of such  certificate  or  certificates,  a new  certificate  or certificates evidencing and representing the number of shares of New Preferred Stock to which such person is entitled.

         The authorized capital stock of the Corporation shall consist of Twenty-Five Million Five Hundred Eighty-Eight Thousand Eight Hundred Nineteen (25,588,819) shares consisting of: (i) Sixteen Million Five Hundred (16,500,000) shares of Common Stock, and (ii) Nine Million Eighty-Eight Thousand Eight Hundred Nineteen (9,088,819) shares of preferred stock, all of which shares have been designated as Series A Preferred Stock.

         The following is a statement of the designations and the powers, privileges, rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

         A. COMMON STOCK.

         1. VOTING RIGHTS. Each holder of record of Common Stock shall be entitled to one vote for each share of stock held with respect to each matter voted on by the stockholders of the Corporation.

         2. VOTING REQUIREMENTS. The holders of the Common Stock shall have the voting rights as described in Section B.3 of this Article IV.

         3. DIVIDENDS. Dividends may be paid on the Common Stock if, when and as declared by the Board of Directors, subject, however, to the rights of the holders of Series A Preferred Stock set forth herein.

         4. LIQUIDATION RIGHTS. Subject to the prior and superior rights of the Series A Preferred Stock, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock shall be entitled to receive the remaining funds to be distributed on the basis of the number of shares of Common Stock held by each of them.

         B. SERIES A PREFERRED STOCK.

         1. LIQUIDATION RIGHTS.

         (a) TREATMENT AT LIQUIDATION, DISSOLUTION OR WINDING UP.

                  (i) Except as otherwise provided in Section 1(b) below, in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) may be made or set apart for the holders of any series or class or classes of stock or of other securities having an equity interest in the Corporation, the holders of Series A Preferred Stock shall be entitled to be paid on account of each share then held an amount equal to $2.75 (which amount shall be subject to equitable adjustment whenever there shall occur a after the Effective Date a stock dividend, distribution, combination of shares, reclassification or other similar event with respect to Series A Preferred Stock).


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                  (ii)  Following  payment  in full to the  holders  of Series A
         Preferred Stock of all amounts distributable to them under Section 1(a)(i) hereof, the remaining assets of the Corporation available for distribution to holders of the Corporation's capital stock shall be distributed on a pro rata basis among the holders of the Common Stock and any class or series of capital stock designated junior to the Series A Preferred Stock or entitled to participate with the Common Stock in right of payment upon any liquidation, dissolution or winding up of the Corporation.

                  (iii) If the assets of the Corporation shall be insufficient to permit the payment in full to the holders of Series A Preferred Stock of all amounts distributable to them under Section 1(a)(i) hereof, then the entire assets of the Corporation available for such distribution shall be distributed ratably among the holders of Series A Preferred Stock.

         (b) TREATMENT OF REORGANIZATIONS, CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. Except as otherwise provided in Subsection 2(d)(ii) hereof, a Reorganization (as defined in Subsection 2(d)(ii) hereof) shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 1. The provisions of this Subsection 1(b) shall not apply to any reorganization, merger or consolidation involving (1) only a change in the state of incorporation of the Corporation, (2) a merger of the Corporation with or into a wholly-owned subsidiary of the Corporation which is incorporated in the United States of America, or (3) an acquisition by merger, reorganization or consolidation of another corporation which is engaged in a business similar to or related to the business of the Corporation, in which the Corporation is substantively the surviving corporation and operates as a going concern, and which acquisition does not involve a material change in the terms of the Series A Preferred Stock, and in which the stockholders of the Corporation immediately prior to such merger, reorganization or consolidation own more than 50% of the voting securities of the surviving entity (or parent, if any) immediately after such transaction.

         (c) DISTRIBUTIONS OTHER THAN CASH. Whenever the distribution provided for in this Section 1 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

         2. CONVERSION. The holders of Series A Preferred Stock shall have conversion rights as follows:

         (a) RIGHT TO CONVERT; CONVERSION PRICE. Each share of Series A Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series A Preferred Stock, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing $2.75 by the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price for purposes of calculating the number of shares of Common Stock deliverable upon conversion without the payment of any additional consideration by the holder of Series A Preferred Stock (the "CONVERSION PRICE") shall be $2.75. Such Conversion Price shall be subject to adjustment, in order



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to adjust the number of shares of Common  Stock  into which  Series A  Preferred
Stock is convertible, as hereinafter provided.

         (b) MECHANICS OF CONVERSION. Before any holder of Series A Preferred Stock shall be entitled to convert the same into fully paid and non-assessable shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name of such holder or the name or names of the nominees of such holder in which such holder wishes the certificate or certificates for shares of Common Stock to be issued (but only to the extent that such an issuance in a nominee's name does not violate the term of any transfer restriction to which the Series A Preferred Stock is then subject). No fractional shares of Common Stock shall be issued upon conversion of any shares of Series A Preferred Stock. In lieu of any fractional shares of Common Stock to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

         (c) AUTOMATIC CONVERSION.

                  (i) Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price upon:

                           (A) The  closing  of a firm  commitment  underwritten
                  public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public at an initial public offering price per share of not less than $5.50 (subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization or similar event after the Effective Date involving a change in the Common Stock) with gross proceeds to the Corporation of not less than $10,000,000 (a "QUALIFIED INITIAL PUBLIC OFFERING"); or

                           (B) The  written  election of the holders of not less
                  than a majority in voting power of the then outstanding shares of Series A Preferred Stock to require such mandatory conversion.

                  (ii) Upon the occurrence of an event specified in Section 2(c)(i) hereof, all shares of Series A Preferred Stock shall be converted automatically without any further action by any holder of such shares and whether or not the certificate or certificates representing such shares are surrendered to the Corporation or the transfer agent for the



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         Series A Preferred Stock, provided, however, that the Corporation shall not be obligated to issue a certificate or certificates evidencing the shares of Common Stock into which such shares of Series A Preferred
         Stock  were   convertible   unless  the   certificate  or  certificates
         representing such shares of Series A Preferred Stock being converted are either delivered to the Corporation or the transfer agent of the Series A Preferred Stock, or the holder notifies the Corporation or such transfer agent that such certificate or certificates have been lost, stolen, or destroyed and executes and delivers an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith and, if the Corporation so elects, provides an appropriate indemnity.

                  (iii) Upon the automatic conversion of Series A Preferred Stock, each holder of Series A Preferred Stock shall surrender the certificate or certificates representing such holder's shares of Series A Preferred Stock at the office of the Corporation or of the transfer agent for the Series A Preferred Stock. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in such holder's name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred. No fractional shares of Common Stock shall be issued upon the automatic conversion of Series A Preferred Stock. In lieu of any fractional shares of Common Stock to which the holder would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

         (d) ADJUSTMENTS TO CONVERSION PRICE FOR DILUTING ISSUES.

                  (i) SPECIAL DEFINITIONS. For purposes of this Section 2(d), the following definitions shall apply:

                           (A) "OPTION"  shall mean rights,  options or warrants
                  to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

                           (B) "EFFECTIVE DATE" has the meaning set forth in the
                  Recitals to this Third Amended and Restated Certificate of Incorporation.

                           (C) "CONVERTIBLE SECURITIES" shall mean any evidences
                  of indebtedness, shares (other than Common Stock and Series A Preferred Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                           (D) "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common Stock issued (or, pursuant to Section 2(d)(iii), deemed to be issued) by the Corporation after the Effective Date, other than the following (collectively, "EXCLUDED SHARES"):

                                    (I)  shares  of  Common   Stock   issued  or
                           issuable upon conversion of shares of Series A Preferred Stock;



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                                    (II)  shares  of  Common   Stock  issued  or
                           issuable  as a  dividend  on the  Series A  Preferred
                           Stock;

                                    (III)  Options  to  purchase  up to  950,000
                           shares of Common Stock issued or issuable to officers, employees or directors of, or consultants to, the Corporation pursuant to the Corporation's 2000 Stock Option Plan, as amended; and

                                    (IV)  shares  of  Common   Stock  issued  or
                           issuable upon the exercise of the Options referred to in the foregoing clause (III).

                  (ii) NO ADJUSTMENT OF CONVERSION PRICE. No adjustment in the number of shares of Common Stock into which a share of Series A Preferred Stock is convertible shall be made by adjustment in the Conversion Price in respect of the issuance of Additional Shares of Common Stock or otherwise unless (i) the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares of Common Stock and, (ii) prior to such issuance, the Corporation fails to receive written notice from the holders of at least a majority of the then outstanding shares of Series A Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock.

                  (iii) ISSUE OF SECURITIES DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK.

                                    (A) OPTIONS AND CONVERTIBLE  SECURITIES.  In
                  the event the Corporation at any time after the Effective Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 2(d)(v) hereof) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                                    (I) No further  adjustment in the Conversion
                           Price shall be made upon the subsequent issue of Convertible Securities or shares of Common



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                           Stock upon the exercise of such Options or conversion
                           or exchange of such Convertible Securities;

                                    (II)  If   such   Options   or   Convertible
                           Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                                    (III)  Upon  the   expiration  of  any  such
                           Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                            (a)  In  the  case  of   Convertible
                                    Securities  or Options for Common  Stock the
                                    only  Additional   Shares  of  Common  Stock
                                    issued were the shares of Common  Stock,  if
                                    any,  actually  issued upon the  exercise of
                                    such Options or the  conversion  or exchange
                                    of  such  Convertible   Securities  and  the
                                    consideration   received  therefor  was  the
                                    consideration   actually   received  by  the
                                    Corporation   for  the  issue  of  all  such
                                    Options, whether or not exercised,  plus the
                                    consideration   actually   received  by  the
                                    Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

                                            (b)  In  the  case  of  Options  for
                                    Convertible  Securities only the Convertible
                                    Securities, if any, actually issued upon the
                                    exercise  thereof were issued at the time of
                                    issue of such Options, and the consideration
                                    received   by  the   Corporation   for   the
                                    Additional  Shares of Common Stock deemed to
                                    have been then issued was the  consideration
                                    actually received by the Corporation for the
                                    issue of all such  Options,  whether  or not
                                    exercised,  plus the consideration deemed to
                                    have  been   received  by  the   Corporation
                                    (determined pursuant to Section 2(d)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;



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                                    (IV) No readjustment pursuant to clause (II)
                           or (III) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (a) the Conversion Price on the original adjustment date, or (b) the Conversion Price that would have resulted from any issuance of Additional
                           Shares  of  Common   Stock   between   the   original
                           adjustment date and such readjustment date;

                                    (V) In the case of any Options  which expire
                           by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (III) above; and

                                    (VI) If such  record  date  shall  have been
                           fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 2(d)(iii) as of the actual date of their issuance.

                           (B) STOCK DIVIDENDS, STOCK DISTRIBUTIONS AND SUBDIVISIONS. In the event the Corporation at any time or from time to time after the Effective Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

                                    (I) In the  case  of any  such  dividend  or
                           distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

                                    (II) In the case of any such subdivision, at
                           the close of business on the date immediately prior to the date upon which corporate action becomes effective.

                           If such record date shall have been fixed and no part
                  of such dividend shall have been paid on the date fixed therefor, the adjustment previously made for the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to
                  Section 2(d)(iii)(A) as to the time of actual payment of such dividend.



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

                  (iv)   ADJUSTMENT  OF   CONVERSION   PRICE  UPON  ISSUANCE  OF
         ADDITIONAL SHARES OF COMMON STOCK.

                           (A)  In  the  event  the   Corporation   shall  issue
                  Additional   Shares  of  Common  Stock   (including,   without
                  limitation, Additional Shares of Common Stock deemed to be issued pursuant to Section 2(d)(iii)(A) but excluding Additional Shares of Common Stock deemed to be issued pursuant to Section 2(d)(iii)(B), which event is dealt with in Section 2(d)(vi) hereof), without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue in order to increase the number of shares of Common Stock into which the Series A Preferred Stock is convertible, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be (I) the number of shares of Common Stock outstanding immediately prior to such issue (calculated on fully diluted basis, assuming the exercise or conversion of any outstanding Options or Convertible Securities) plus (II) the number of shares of Common Stock which the aggregate consideration received or deemed to have been received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and the denominator of which shall be (I) the number of shares of Common Stock outstanding immediately prior to such issue (calculated on fully diluted basis, assuming the exercise or conversion of any outstanding Options or Convertible Securities) plus (II) the number of Additional Shares of Common Stock so issued or deemed to be issued.

                           (B) Notwithstanding anything to the contrary contained herein, the applicable Conversion Price in effect at the time Additional Shares of Common Stock are issued or deemed to be issued shall not be reduced pursuant to Section 2(d)(iv)(A) hereof at such time if the amount of such reduction would be an amount less than $0.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more. Further, the Conversion Price shall in no event be reduced to a price per share that is less than the par value per share of the Series A Stock.

                  (v)  DETERMINATION  OF  CONSIDERATION.  For  purposes  of this
         Section 2(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                           (A) CASH AND PROPERTY. Such consideration shall:

                                             (I) Insofar as it consists of cash,
                           be computed at the aggregate amounts of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                                            (II)   Insofar  as  it  consists  of
                           property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                                            (III) In the event  that  Additional
                           Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

                                    (B) OPTIONS AND CONVERTIBLE SECURITIES.  The
                  consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 2(d)(iii)(A), relating to Options and Convertible Securities, shall be determined by dividing (I) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (II) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                  (vi) ADJUSTMENT FOR DIVIDENDS, DISTRIBUTIONS, SUBDIVISIONS, COMBINATIONS OR CONSOLIDATIONS OF COMMON STOCK.

                                    (A)  STOCK   DIVIDENDS,   DISTRIBUTIONS   OR
                  SUBDIVISIONS. In the event the Corporation shall issue Additional Shares of Common Stock pursuant to Section 2(d)(iii)(B) in a stock dividend, stock distribution or subdivision, the Conversion Price in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased.

                                    (B) COMBINATIONS OR  CONSOLIDATIONS.  In the
                  event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                  (vii) CAPITAL REORGANIZATION,  MERGER OR SALE OF ASSETS. If at
         any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, recapitalization, reclassification or exchange of shares provided for elsewhere in this Section 2) or a consolidation or merger of the Corporation, or a sale of all or substantially all of the assets of the Corporation, other than a merger, consolidation or sale of all or substantially all of the assets of the Corporation in a transaction in which the stockholders of the Corporation immediately prior to the transaction possess more than 50% of the voting securities of the surviving entity (or parent, if any) immediately after the transaction (a "REORGANIZATION"), then, as a part of and as a condition to such Reorganization, provision shall be made so that the holders of shares of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the shares of the Series A Preferred Stock the same kind and amount of stock or other securities or property (including cash) of the Corporation, or of the successor corporation resulting from such Reorganization, to which such holder would have been entitled if such holder had converted its shares of the Series A Preferred Stock immediately prior to the effective time of such Reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2 to the end that the provisions of this
         Section 2 (including adjustment of the Conversion Price then in effect and the number of shares of Common Stock or other securities issuable upon conversion of the shares of the Series A Preferred Stock) shall be applicable after such Reorganization in as nearly equivalent manner as may be reasonably practicable.

                  In the case of a transaction to which both this Subsection 2(d)(vii) and Subsection 1(b) hereof apply, the holders of at least a majority of the outstanding shares of the Series A Preferred Stock upon the occurrence of a Reorganization shall have the option to elect treatment either under this Subsection 2(d)(vii) or under Subsection 1(b) hereof, notice of which election shall be given in writing to the Corporation not less than five (5) business days prior to the effective date of such Reorganization.

                  The provisions of this Subsection 2(d)(vii) shall not apply to any reorganization, merger or consolidation involving (1) only a change in the state of incorporation of the Corporation, or (2) a merger of the Corporation with or into a wholly-owned subsidiary of the Corporation which is incorporated in the United States of America.

         (e) NO IMPAIRMENT. The Corporation shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this
Section 2 and in the
taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series A Preferred Stock against impairment.

         (f) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 2, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each affected holder of Series A Preferred Stock, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any affected holder of Series A Preferred Stock furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon conversion of each share of Series A Preferred Stock.

         (g) NOTICES OF RECORD DATE. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Corporation shall mail to each holder of Series A Preferred Stock at least ten (10) days prior to such record date a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

         (h) COMMON STOCK RESERVED. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock.

         (i) CERTAIN TAXES. The Corporation shall pay any issue or transfer taxes payable in connection with the conversion of any shares of Series A Preferred Stock, provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer to a name other than that of the holder of such Series A Preferred Stock.

         (j) CLOSING OF BOOKS. The Corporation shall at no time close its transfer books against the transfer of any Series A Preferred Stock, or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Preferred Stock in any manner which interferes with the timely conversion or transfer of such Series A Preferred Stock.

         3. VOTING RIGHTS.

         (a) Except as otherwise required by law or this Certificate of Incorporation the holders of Series A Preferred Stock and the holders of Common Stock shall be entitled to notice of any stockholders' meeting and to vote as a single class upon any matter submitted to the stockholders for a vote, on the following basis:

                  (i) Holders of Common Stock shall have the right to one (1) vote per share of Common Stock held by them (with any fractional share being rounded to the nearest whole share, with 0.5 being rounded up); and

                  (ii) Holders of Series A Preferred Stock shall have the right to one (1) vote for each share of Common Stock into which such holder's shares of Series A Preferred Stock standing in his or its name on the books of the Corporation could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share, with 0.5 being rounded up) on the date for determination of stockholders entitled to vote at the meeting.

         4. DIVIDENDS. Dividends may be paid on the Series A Preferred Stock if, when and as declared by the Board of Directors.

         5. NO REISSUANCE OF SERIES A PREFERRED STOCK. No share or shares of Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

         6. RESIDUAL RIGHTS. All rights accruing to the outstanding shares of the Corporation not expressly provided for in the terms of the Series A Preferred Stock shall be vested in the Common Stock. The holders of the Series A Preferred Stock shall vote as a separate class with respect to any matter or proposed action as to which applicable law or this Certificate of Incorporation requires the vote, consent, or approval of the holders of the Series A Preferred Stock.


                                    ARTICLE V
                               BOARD OF DIRECTORS

         5.1 MANAGEMENT. The business and affairs of the Corporation shall be managed by the board of directors.

         5.2 NO BALLOT. The directors need not be elected by written ballot unless the bylaws of the Corporation shall so provide.

         5.3 INDEMNIFICATION AND LIABILITY. To the fullest extent permitted by Delaware General Corporation Law as the same exists or may hereafter be amended, a director or an officer of this Corporation shall be indemnified by the Corporation. No Director or officer shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director or Officer of the Corporation. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law,
(i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Section 5.3 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

                                   ARTICLE VI
                            MEETINGS OF STOCKHOLDERS

      Meetings of the stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation.

                                   ARTICLE VII
                                     BYLAWS

      In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to adopt, amend or repeal the bylaws of the Corporation.

                                  ARTICLE VIII
                               PERPETUAL EXISTENCE

      The Corporation is to have perpetual existence.

                                   ARTICLE IX
                            COMPROMISE OR ARRANGEMENT

      Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application of this Corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under ss.279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                    ARTICLE X
                                 INDEMNIFICATION

         This Corporation is (i) required to provide indemnification of (and advancement of expenses to) directors and officers to the fullest extent permitted by the General Corporation Law and other applicable laws, and (ii) permitted to provide indemnification of (and advancement of expenses to) other employees and agents of this Corporation (and any other persons to which the Delaware General Corporation Law permits this Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject, in each case, only to limits created by applicable law (statutory or non-statutory). Any amendment, repeal or modification of the foregoing provisions of this Article X shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time, or increase the liability of any director of this Corporation with respect to any act or omission of such director, officer, or agent occurring prior to, such amendment, repeal or modification.

                                   ARTICLE XI
                              AMENDMENTS AND REPEAL

      The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred are granted subject to this reservation.


                            [SIGNATURE PAGE FOLLOWS]

              IN WITNESS WHEREOF, said Board of Directors of TurboWorx, Inc. has caused this Certificate to be signed by Jeffrey C. Augen, its President, as of December 6, 2004. The undersigned acknowledges pursuant to Section 103 of the General Corporation Law of the State of Delaware that he executes this Certificate as the free act and deed of TurboWorx, Inc. and that all facts stated herein are true.


                                     TURBOWORX, INC.



                                        By:   /S/ JEFFREY C. AUGEN
                                             ----------------------------------
                                        Name:       Jeffrey C. Augen
                                        Title:      President